Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in this Level 8 Systems, Inc. Registration Statement on Form S-8 for the Level 8 Systems, Inc. 1997 Stock Option Plan, as amended and restated; Template Software, Inc. 1996 Equity Incentive Plan; Software Architecture and Engineering, Inc. 1992 Non-Statutory Stock Option Plan; Template Software, Inc. 1992 Incentive Stock Option Plan, Class B Stock; Software Architecture and Engineering 1992 Incentive Stock Option Plan; Software Architecture and Engineering 1986 Incentive Stock Option Plan; and the Software Architecture and Engineering 1984 Incentive Stock Option Plan; of our report dated December 31, 1998 relating to the financial statements of Seer Technologies, Inc., which appears in the Annual Report on Form 10-K of Seer Technologies, Inc. for the year ended September 30, 1998. We also consent to the reference to us under the heading "Interests of Named Experts" in such Registration Statement.






/s/  PricewaterhouseCoopers  LLP

Washington,  D.C.
March  22,  2000